Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

PFSweb, Inc.
Allen, TX

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-223737, 333-201675, 333-164973, 333-128486, and 333-40020) of PFSweb, Inc. and Subsidiaries of our reports dated March 13, 2020, relating to the consolidated financial statements, and the effectiveness of PFSweb, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Dallas, TX
March 13, 2020